Exhibit 99.2

Sept. 7, 2006	MEDIA CONTACT:	Tom Shiel
	Phone:	704/382-2355
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

Duke Energy Files SEC Documents

On Gas / Electric Separation

CHARLOTTE, N.C. – Duke Energy and its wholly owned subsidiary, Gas SpinCo, Inc. today filed documents with the U.S. Securities and Exchange Commission providing details of the proposed separation of the company’s natural gas and electric businesses.

•	Gas SpinCo, Inc. (GasCo), the temporary name of the natural gas business, filed a Form 10, including historical financial information, governance and other details of the proposed new business.
•	Duke Energy furnished a Form 8-K that provides summary financial information on GasCo and the businesses that will remain in Duke Energy after the separation.

When the separation is complete, targeted for Jan. 1, 2007, Duke Energy shareholders will own two separate, publicly traded companies. Shareholders will not only continue to hold their shares of Duke Energy, they will receive shares of the new GasCo stock. The distribution ratio will be determined in the next few months. It is expected that both companies’ shares will be listed on the New York Stock Exchange, with GasCo applying for listing with NYSE in the fourth quarter.

At the time of the separation, the sum of the two companies’ dividends is expected to be equal to the current Duke Energy annual dividend of $1.28. Thus, on a hypothetical one-for-one distribution of stock, the initial dividend would be 84 cents per share for Duke Energy and 44 cents per share for GasCo in 2007.

Going forward, GasCo anticipates a target payout ratio of approximately 60 percent, while Duke Energy anticipates a target payout ratio in the range of 70 to 75 percent.

“We’re well on our way to unlocking the true shareholder value of our corporation,” Duke Energy President and CEO James E. Rogers said. “To our customers, this transition will be seamless. We will continue to provide safe, reliable and cost effective energy services.

“However, to our shareholders, this is an opportunity to be part of the creation of two dynamic companies. Today’s milestone moves us closer to achieving our goal of growing two corporations built upon sustainability and integrity.”

Rogers will serve as chairman, chief executive officer and president of Duke Energy after the separation. The corporation will continue to be headquartered in Charlotte.

Fred J. Fowler, currently group executive and president of Duke Energy Gas, will serve as president and CEO of GasCo.

GasCo will be headquartered in Houston, Texas, and primarily consist of Duke Energy Gas Transmission (DEGT) and Duke Energy Field Services (DEFS).

GasCo will be one of the largest natural gas transmission, storage, gathering, processing and distribution businesses in North America, with more than 17,500 miles of natural gas transmission pipeline, approximately 250 billion cubic feet of natural gas storage capacity and 1.3 million retail gas customers in Ontario, Canada.

Through DEFS, its 50-50 joint venture with ConocoPhillips, GasCo will also be the largest producer of natural gas liquids in the United States.

With the gas separation, Duke Energy Canada Exchangeco’s exchangeable shares (exchangeable for Duke Energy common shares) are expected to be reorganized to allow for equivalent participation in the separation.

As detailed in the Form 10, GasCo expects ongoing diluted earnings per share (EPS) growth on average in the range of 5 percent to 7 percent annually over the next five years. Duke Energy expects to grow diluted ongoing earnings by an average of 4 to 6 percent annually.

“As a pure-play, GasCo will be able to use the size and regional scale of our natural gas transmission assets to take advantage of numerous opportunities,” Fowler said. “We are poised to meet growing demand in existing markets; add infrastructure in new markets; and provide high deliverability with our flexible and diverse gas storage assets.

“This separation gives us the ability to move quickly and decisively in the marketplace to take advantage of many existing opportunities,” Fowler added. “On Wall Street, analysts will know exactly who we are and what we do, which will allow them to value our stock accordingly.”

The remaining business units that will make up Duke Energy after the separation will create one of the five largest electric utilities in the United States. It will consist of the U.S. Franchised Electric & Gas business unit (Duke Energy Carolinas, Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky); Duke Energy’s international business unit in Latin America; Duke Energy’s Commercial Power business unit; and Crescent Resources, which is Duke Energy’s affiliated real estate company.

Although the separation is not subject to shareholder approval, it is subject to SEC and other regulatory review. Duke Energy also is seeking a private letter ruling from the Internal Revenue Service that the separation qualifies as a tax-free reorganization.

“While our two companies will focus on different markets, we will continue to have something in common – the reason Duke Energy has been successful for the past 100-plus years – our dedication to safety; to superior reliability; to unmatched customer service,” Rogers said.

Non-GAAP Financial Measures

GasCo management anticipates using ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from GasCo’s continuing operations adjusted for the impact of special items, as a measure to evaluate operations of GasCo. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS will provide useful information to investors, as it will allow them to more accurately compare GasCo’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as management is unable to forecast any special items for future periods.

Forward-looking statement

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy’s service territories; additional competition in electric or gas markets and continued industry consolidation; the influence of weather and other natural phenomena on company operations, including the economic, operational and other effects of hurricanes, ice storms, tornados or other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other projects; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans, including the prices in which Duke Energy is able to sell assets; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

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